SCHEDULE 14A

                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the approximate box:
|X| Preliminary proxy statement         |_| Confidential for Use for the
                                            Commission Only

                                            (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            TEAM RENTAL GROUP, INC.


                 (Name of Registrant as Specified in Charter)



     (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rule 0-11(c)(l)(ii), or 14a-6(i)(l).
     14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.:

     (3)   Filing Party:

     (4)   Date Filed:

                            TEAM RENTAL GROUP, INC.
                               125 BASIN STREET
                         DAYTONA BEACH, FLORIDA 32114

                 --------------------------------------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 18, 1996

                 --------------------------------------------



TO THE STOCKHOLDERS OF TEAM RENTAL GROUP, INC.

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Team Rental Group, Inc., a Delaware corporation (the "Company"), will be held at Team Rental of Dayton, Inc.'s Administrative Headquarters, Dayton
International Airport, Dayton, Ohio on Tuesday, June 18, 1996 at 1:00 p.m. (local time), for the following purposes:

       1.    To elect a Board of Directors.

       2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation.

       3. To approve an amendment to the Company's 1994 Incentive Stock Option Plan.

       4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

       Stockholders of record at the close of business on April 17, 1996 (the "Stockholders") are entitled to notice of and to vote at the meeting. From June 8, 1996 until the meeting, a complete list of Stockholders is open for the examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of Team Rental of Dayton, Inc.'s Administrative Headquarters, Dayton International Airport, Dayton, Ohio.

       A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995 is enclosed herewith.

                             By Order of the Board of Directors,



                             Sanford Miller,
                             Chairman of the Board and Chief Executive Officer


Dated: May 19, 1996

       Each Stockholder is urged to fill in, sign, date and mail the enclosed Proxy promptly. If you attend the meeting and vote in person, the Proxy will not be used. If the Proxy is mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy will save the expense involved in further communication.

                            TEAM RENTAL GROUP, INC.
                               125 BASIN STREET
                         DAYTONA BEACH, FLORIDA 32114

                 --------------------------------------------


                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 18, 1996

                 --------------------------------------------


TO THE STOCKHOLDERS:                                            May 19, 1996

       This Proxy Statement is furnished to each Stockholder (as defined below) in connection with the solicitation by the Board of Directors of Team Rental Group, Inc., a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Company's Dayton subsidiary's Administrative Headquarters, Dayton International Airport, Dayton, Ohio on Tuesday, June 18, 1996 at 1:00 p.m. (local time) and at any subsequent time that may be necessary by the adjournment thereof.

       The mailing address of the principal executive office of the Company is 125 Basin Street, Daytona Beach, Florida 32114. This Proxy Statement and the enclosed Proxy are first being mailed to the Stockholders of the Company on or about May 19, 1996.

       All holders of record (the "Stockholders") of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and Class B common stock, par value $.01 per share (the "Class B Common Stock") (collectively, the "Common Stock"), at the close of business on April 17, 1996 (the "Record Date") are entitled to vote at the meeting and their presence is desired. If, however, a Stockholder cannot be present in person, a Proxy is enclosed which the Board of Directors of the Company requests such Stockholder execute and return as soon as possible. The person who signs a Proxy must be either (i) the registered Stockholder of such shares of Common Stock or (ii) a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity on behalf of such registered Stockholder. A Stockholder can, of course, revoke its Proxy at any time before it is voted if so desired, either in person at the meeting or by delivery of a duly executed subsequent proxy or notice of revocation to the Secretary of the Company. All properly executed proxies delivered pursuant to this solicitation, unless previously revoked, will be voted in accordance with directions given, if delivered in time to be voted at the meeting.

       The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its Stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, Proxy and the Annual Report, a copy of which is enclosed herewith. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission, in sending Proxies and proxy materials to the beneficial owners of the Common Stock. Officers or employees of the Company may also solicit Proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

       At the close of business on April 17, 1996, 5,493,176 shares of Class A Common Stock and 1,936,600 shares of Class B Common Stock were outstanding and are entitled to vote at the Annual Meeting. The holders of shares of Class A Common Stock vote together with the holders of shares of Class B Common Stock as a single class on all matters, but the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share.

                              PROXIES AND VOTING

       The persons named in the accompanying form of Proxy intend to vote Proxies for the election of the nominees for director described herein, except to the extent authority to vote for any such nominee is withheld. In the event that any nominee at the time of election shall be unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and as a consequence another individual shall be nominated, the persons named in the Proxy shall have the discretion and authority to vote or to refrain from voting in accordance with their judgment on such other nominations.

       The presence in person or by proxy of a majority of the combined voting power of the Common Stock outstanding and entitled to vote at the meeting is required for a quorum. If a quorum is present, those nominees receiving the affirmative vote of a majority of the combined voting power of the Common Stock represented in person or by proxy at the meeting will be elected. Similarly, for all other matters being submitted to Stockholders at the meeting, if a quorum is present the affirmative vote of a majority of the combined voting power of the Common Stock represented in person or by proxy at the meeting and entitled to vote is required for approval, except that the proposed amendment of the Company's Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the combined voting power of the Common Stock that is outstanding. As a result, shares of Common Stock represented at the meeting but which abstain from voting will have the effect of a vote against such matter.

       Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present but will not count as either a vote for or against nominees for purposes of determining the outcome of voting for directors. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "Broker Non- vote"). With respect to any matter (other than the election of directors and the amendment to the Company's Certificate of Incorporation) that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker Non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

       The Board of Directors of the Company consists of eight members, all of whom have been nominated for election at the meeting. If elected, such directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified, or, until resignation, removal or death as provided in the ByLaws of the Company. Messrs. Mirkin and Liker have been nominated to serve as directors under the terms of an agreement, entered into by the Company in connection with its acquisition of the Budget franchise for Southern California (the "Los Angeles Acquisition") pursuant to which the Company agreed to nominate and use its best efforts to elect to the Board of Directors two persons designated by the seller of that franchise so long as that seller owns more than 500,000 shares of Class A Common Stock. All of these nominees have indicated a willingness to serve on the Board of Directors of the Company. If any of the nominees shall become unable to serve, or for good cause will not serve, the persons named on the enclosed proxy card may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES
BELOW.

INFORMATION ON NOMINEES

       The names of the eight nominees for director, together with certain information furnished to the Company by each such individual, are set forth below:

                                                                 DIRECTOR
                      NAME                      AGE               SINCE
Sanford Miller............................       43                1994
John Kennedy..............................       51                1994
Jeffrey Congdon...........................       53                1994
Ronald D. Agronin.........................       58                1994
Dr. Stephen L. Weber......................       54                1994
James F. Calvano..........................       59                1994
Jeffrey R. Mirkin.........................       43                1995
Alan D. Liker.............................       58                1995


       Sanford Miller has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1994. From August 1991 until August 1994 he was Vice President of Tranex Rentals of New York, Inc. d/b/a Budget Rent a Car of Albany and Rochester ("Tranex") and from December 1991 until August 1994 Vice President of Capital City Leasing, Inc. d/b/a Budget Rent a Car of Richmond ("Capital City"). Between 1989 and 1991, Mr. Miller served as Director of Marketing, Special Accounts for Budget Rent a Car Corporation ("BRAC"). Mr. Miller served as President of the American Car Rental Association, a nation-wide industry trade association, in 1993 and Chairman of the Licensee Local Market Advisory Board of the Budget System in 1989 and 1990. Mr. Miller is also a director of MoneyGram Payment Systems, Inc. and Tomoka State Bank.

       John Kennedy has been President, Chief Operating Officer and a director of the Company since April 1994. From November 1991 until August 1994, he was President of Metro West, Inc., whose wholly-owned subsidiary owns the Company's San Diego airport operations. From September 1989 until October 1991, he was an independent consultant to the vehicle rental industry.

       Jeffrey Congdon has been Chief Financial Officer, Secretary and a director of the Company since April 1994. Since December 1990, he has been Secretary and Treasurer of Tranex Credit Corporation, which provides financing for purchases of used vehicles. From 1982 to the present, Mr. Congdon has owned and operated retail new and/or used vehicle sales operations in Indianapolis, Indiana. Mr. Congdon is also a director of Tomoka State Bank.

       Ronald D. Agronin was elected as a director in April 1994. Since 1993, Mr. Agronin has served as Vice Chairman of Black Clawson Company, a manufacturer of paper making machinery and as President and Chief Executive Officer of United Container Machinery, a container manufacturer. He served as Executive Vice President and Chief Operating Officer of Black Clawson from 1987 until 1993. He serves as a director of both of these companies. Mr. Agronin is the first cousin of Mr. Miller.

       Dr. Stephen L. Weber was elected as a director in April 1994. In August 1995, Dr. Weber was appointed as the Interim Provost at the State University of New York System Office. Since 1988, he has been President of State University of New York at Oswego. In July 1996, Dr. Weber will become President of San Diego State University.

       James F. Calvano was elected as a director in August 1994. Since February 1996, Mr. Calvano has been the President and Chief Executive Officer of MoneyGram Payment Systems, Inc., a provider of electronic money transfer services. From February 1991 until February 1996, he was the Executive Vice President of Marketing for Travelers Group, a subsidiary of Travelers, Inc. From November 1993 until February 1995, he was Chief Administrative Officer of Travelers Insurance Companies. From June 1991 until May 1993, Mr. Calvano was President and Chief Operating Officer of New Valley Corp. Two months before he assumed this position, New Valley Corp. suspended payments on its publicly held debt. An involuntary bankruptcy petition under Title 11 of the U.S. Code was filed against New Valley Corp. in November 1991 and a voluntary bankruptcy petition under Title 11 was filed by New Valley Corp. in March 1993. From January 1989 until

December 1990, Mr. Calvano was President and Chief Executive Officer of Carlson Travel Group and Executive Vice President of Carlson Companies Inc. From November 1986 until December 1988, he served as President of Commercial Credit Corp. and Executive Vice President of Primerica Corp. Mr. Calvano served American Express Travel Related Services Co., Inc. as its Vice Chairman, President of Payment Systems Division, USA and President of Consumer Financial Services Division, USA between October 1981 and November 1986. From 1972 to 1981, Mr. Calvano was employed by Avis and served in various capacities, including President and Chief Executive Officer, Executive Vice President and Chief Operating Officer and Group Vice President, Western Hemisphere.

       Jeffrey R. Mirkin was elected as a director in October 1995. Since 1985, Mr. Mirkin has been the Chief Executive Officer of Budget Rent-A-Car of Southern California ("BRAC-SoCal"), a licensee of Budget and through its wholly owned subsidiary, an operator of Budget locations in Southern California. Mr. Mirkin currently serves as Vice Chairman of the National Advisory Counsel of Budget.

      Alan D. Liker was elected as a director in October 1995. Since May
1995, Mr. Liker has been the Vice President of and a consultant to BRAC-SoCal. Mr. Liker has been a private investor for the past five years. Mr. Liker is also a director of Herbalife International, a health food supplier and Shaklee Corporation, a health food supplier. Mr. Liker previously was on the faculty of Harvard Law School.

INFORMATION ON BOARD MEETINGS AND COMMITTEES OF THE BOARD

       During the fiscal year ended December 31, 1995 ("fiscal 1995"), the Board of Directors held three meetings. The Board does not have a nominating committee. The Board has a Compensation Committee, composed of Messrs. Agronin and Weber, and an Audit/Finance Committee, composed of Messrs. Agronin and Calvano. The primary function of the Compensation Committee, which met once during fiscal 1995, is to establish salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administer various incentive compensation and benefit plans, and recommend policies relating to such plans. The primary function of the Audit/Finance Committee, which met once during fiscal 1995, is to review the Company's accounting practices, internal accounting controls and financial results and oversee the engagement of the Company's independent auditors. Each director who is also a nominee for election at the Annual Meeting attended all of the meetings of the Board of Directors during fiscal 1995, except Mr. Calvano, who did not attend one meeting that was held during fiscal 1995. Non-employee directors receive an annual retainer of $12,000 or an equivalent amount of the Company's securities. The Company also pays the reasonable out-of-pocket expenses of each director in connection with his attendance at each meeting of the Board of Directors or any committee thereof. In addition, the Company's 1994 Directors' Option Plan provides for the initial grant of an option for 5,000 shares of the Class A Common Stock on the date on which a non-employee director is first elected to office.

       The Company's Directors' Stock Option Plan (the "1994 Directors' Plan") provides for the grant to the directors of the Company who are not employees of the Company of an option to purchase 5,000 shares of Class A Common Stock on the date on which the director is first elected to office. Because the 1994 Directors' Plan by its terms specifies the class of directors eligible to receive options, the timing of the grant of options, the number of shares underlying options to be granted and the exercise price of such options, there is no discretionary administration with regard to these matters. The Board of Directors has appointed the Compensation Committee to perform ministerial duties in connection with the 1994 Directors' Plan. The maximum number of shares of Class A Common Stock that may be made subject to options granted pursuant to the 1994 Directors' Plan is 25,000. The exercise price per share under an option is the fair market value per share as of the date of grant. Except in the event of a holder's death or disability, no option may be exercised more than 10 years after its date of grant. The options are exercisable in full beginning six months after the date of grant. Unless sooner terminated, the 1994 Directors' Plan will terminate on April 24, 2004. As of April 30, 1996, options have been granted to Messrs.
Agronin, Weber, Calvano, Mirkin and Liker under the 1994 Directors' Plan.

                           COMMON STOCK OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The Company's records and other information obtained by the Company indicate that as of April 30, 1996 unless otherwise stated, the following persons were owners of more than 5% of each class of the Company's voting securities.


NAME AND ADDRESS OF                                       TITLE OF           AMOUNT AND NATURE OF            PERCENT
    BENEFICIAL OWNER                                        CLASS          BENEFICIAL OWNERSHIP(1)           OF CLASS
- - ------------------------                                  ---------        -----------------------           --------
Ronald Baron
450 Park Avenue
New York, NY 10022       ..........................   Class A                     454,000(2)                  8.26%
Sanford Miller
125 Basin Street                                      Class A                      16,700                      *
Daytona Beach, FL 32114............................   Class B                     905,800                    46.8%
John Kennedy
45 Riverside Drive                                    Class A                       7,100                      *
Westport, CT 06880.................................   Class B                     515,400                    26.6%
Jeffrey Congdon
7050 W. Washington Street                             Class A                      17,950                      *
Indianapolis, IN 46265.............................   Class B                     515,400                    26.6%
Jeffrey R. Mirkin
150 Doheny Drive
Beverly Hills, California 90211....................   Class A                   1,055,000(3)                 19.2%

- - ---------

*        Less than 1%

(1) To the best of the Company's knowledge, unless otherwise indicated, nature of beneficial ownership includes sole voting and dispositive power.

(2) Includes 240,000 shares owned by BAMCO, Inc., a registered investment advisor controlled by Mr. Baron, in its capacity as an advisor to clients, which may include registered investment companies; 114,000 shares owned by Baron Capital Management, Inc., a registered investment company controlled by Mr. Baron; and 100,000 shares owned by Baron Capital Partners, L.P., an investment partnership of which Mr. Baron is a general partner. Shared voting and dispositive power as to 354,000 shares, as to which Mr. Baron disclaims beneficial ownership. This information is presented in reliance upon a Schedule 13D filed by Mr. Baron with the Securities and Exchange Commission on or about April 24, 1996.

(3) Includes 1,050,000 shares of Class A Common Stock beneficially owned by BRAC SoCal, a general partnership, of which Mr. Mirkin is a general partner. He is also the trustee of certain trusts which are general partners in BRAC SoCal. Includes 5,000 shares issuable to Mr. Mirkin upon exercise of options granted under the 1994 Directors' Stock Option Plan.

SECURITY OWNERSHIP OF MANAGEMENT

         The table below sets forth as of April 30, 1996, certain information regarding the beneficial ownership of the Common Stock of (i) each of the directors and executive officers of the Company and (ii) all directors and executive officers of the Company as a group. Each of the executive officers of the Company is currently a director.


                                         AMOUNT AND
                                          NATURE OF                                PERCENT          PERCENT OF TOTAL
                                         BENEFICIAL                                   OF             VOTING POWER OF
NAME OF BENEFICIAL OWNER                  OWNERSHIP        TITLE OF CLASS         CLASS (1)           COMMON STOCK
- - ------------------------                 -----------       --------------         ---------           ------------
Sanford Miller...................               905,800        Class B              46.8%                 36.5%
                                                 16,700        Class A                *                     *
Jeffrey Congdon..................               515,400        Class B              26.6%                 20.8%
                                                 17,950        Class A                *                     *
John Kennedy.....................               515,400        Class B              26.6%                 20.8%
                                                  7,100        Class A                *                     *

Ronald D. Agronin(2).............                 6,600        Class A                *                     *
Dr. Stephen L. Weber(2)..........                 8,100        Class A                *                     *
James F. Calvano(2)..............                 5,000        Class A                *                     *
Jeffrey R. Mirkin(2)(3)..........             1,055,000        Class A              19.2%                  4.2%
Alan D. Liker(2)(4)..............                85,000        Class A               1.6%                   *
All directors and officers as a               1,201,450        Class A              21.9%                  4.8%
group (8 persons)(2).............             1,936,600        Class B               100%                 78.1%

- - --------------
* Less than 1%.

(1) In determining the percent of shares beneficially owned, shares issuable pursuant to options exercisable within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for the holders of such options, but are not deemed outstanding for such purpose for all other stockholders.

(2) Share ownership includes 5,000 shares issuable to each non-employee director upon exercise of options granted under the 1994 Directors' Stock Option Plan.

(3) Includes 1,050,000 shares of Class A Common Stock beneficially owned by BRAC SoCal, a general partnership, of which Mr. Mirkin is a general partner. He is also the trustee of certain trusts which are general partners of BRAC SoCal.

(4) Includes 80,000 shares of Class A Common Stock that may be acquired by Mr. Liker from BRAC SoCal pursuant to an option granted by BRAC SoCal to Mr. Liker.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

         Messrs. Miller, Kennedy and Congdon have guaranteed the performance of some or all of the Company's subsidiaries under their respective franchise agreements. In connection with the Company's initial public offering in August 1994, the Company's franchisors agreed to release these individuals from their guarantees under the Company's franchise agreements and substitute the Company's guarantee therefor, provided that the Company maintains tangible net worth of $15 million. In the event that the Company's net worth falls below these levels, the Company has the option to provide the franchisors with a $5 million letter of credit that could be drawn on in the event of a monetary default under the Company's franchise agreements or, in the alternative, to allow the personal guarantees to be reinstated.

         The Company's Richmond, Virginia airport facility is leased from a partnership formed by Mr. Miller and an employee of the Company (the "Richmond Partnership"). This lease terminates in 1998, subject to renewal. Rental payments under the lease agreement amounted to approximately $64,000 in 1995. The monthly base rent under this lease (approximately $8,300 in 1995) escalates by approximately 3% per annum. The Company has entered into another lease for a non-airport facility located in Chesterfield County, Virginia that is owned by the Richmond Partnership. This lease commenced in June 1994 and terminates in May 1999, subject to renewal. Rental payments under the lease agreement amounted to approximately $33,000 in 1995. The monthly base rent under this lease (approximately $3,600 in 1995) escalates by approximately 3% per annum. The Company's Rochester, New York airport facility is leased from a partnership formed by Mr. Miller and a former employee of the Company (the "Rochester Partnership"). This lease terminates in 2003, subject to renewal. The monthly based rent under this lease (approximately $6,700 in 1995) escalates by 5% per annum until August 30, 1996 and thereafter annualincreases will be the higher of 5% or the amount of the increase in the consumer price index. Rental payments under the lease amounted to $77,470 in 1995. All of these leases are on a triple net basis (i.e., the Company is responsible for the payment of taxes and insurance, utilities and for the general maintenance of these facilities in addition to its obligations to pay base rent). All of these leases provide for an initial term of ten years and two five year renewal terms. The Company believes that these leases are on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         The Company's Philadelphia, Pennsylvania retail vehicle sales facility, regional administrative headquarters and vehicle maintenance facility are leased from MCK Real Estate Corporation ("MCK"), which is owned by Messrs. Miller, Congdon and Kennedy. This lease terminates in September 2002, subject to renewal. Rental payments under the lease were approximately $168,000 for 1995. The monthly base rent (approximately $26,000 per month in 1995) escalates by 3% per annum. The Company's Richmond, Virginia retail vehicle sales facility is leased from MCK. This lease terminates in October 2000, subject to renewal. Rental payments under this lease were approximately $10,000 for 1995. The monthly base rent under this lease (approximately $10,000 per month in 1995) escalates by 3% per annum. Both of these leases are on a triple net basis. The Company believes that these leases are on terms no less favorable than could be obtained from unaffiliated third parties.

         In September 1995, MCK purchased an approximately two acre property in Dayton, Ohio with the intent of leasing it to one of the Company's subsidiaries for use as a retail vehicle sales facility. The terms of this lease have not yet been finalized and are anticipated to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         In connection with the Los Angeles Acquisition in October 1995, the Company agreed to pay to the seller, BRAC SoCal, a royalty of 5% of the monthly gross rental revenues derived from those operations, subject to a minimum amount. In addition, the Company issued a note to BRAC SoCal in the principal amount of approximately $4,750,000 (the "BRAC SoCal Note"). Jeffrey
R. Mirkin is the Chief Executive Officer and a general partner of BRAC SoCal and upon consummation of the Los Angeles Acquisition, became a director of the Company. The Company operates as a sub- franchisee of BRAC SoCal in the San Diego territory and pays royalty fees to BRAC SoCal based on rental revenues for vehicles other than trucks. In 1995, the Company paid BRAC SoCal approximately $1,080,950 in royalty fees. Except as described above, prior to the Los Angeles Acquisition, there was no material relationship between the Company and BRAC SoCal. The BRAC SoCal Note was repaid in April 1996, together, with accrued interest of $4,853,906.

         Sanford Miller and Jeffrey Congdon, executive officers and directors of the Company, are each members of the board of directors of Tomoka State Bank in Ormond Beach, Florida. The Company maintains a checking account at that bank with an average balance of $100,000.


                            EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

NAME                     AGE        POSITION

Sanford Miller           43         Chairman of the Board of Directors and
                                    Chief Executive Officer
John Kennedy             51         President and Chief Operating Officer
Jeffrey Congdon          53         Chief Financial Officer and Secretary

Officers are elected annually and hold office until their successors are elected and qualified.

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the other executive officers of the Company.


                                                                                                      LONG TERM
                                                           ANNUAL COMPENSATION                       COMPENSATION
      NAME AND                                                              OTHER ANNUAL        SECURITIES UNDERLYING
PRINCIPAL POSITION                            YEAR        SALARY            COMPENSATION               OPTIONS
- - ------------------                            ----       --------           ------------               -------
Sanford Miller............................  1995      $183,667            $       -                     30,000
   Chairman of the Board and Chief          1994      $ 91,108(1)         $ 14,067(2)                      -
   Executive Officer                        1993      $ 30,000(1)         $ 17,918(2)                      -
John P. Kennedy...........................  1995      $173,333            $       -                     25,000
   President and Chief                      1994      $ 94,558            $       -                        -
   Operating Officer                        1993      $111,900            $       -                        -
Jeffrey D. Congdon.......................   1995      $173,333            $       -                     25,000
   Chief Financial Officer                  1994      $ 26,250(3)         $       -                        -
   and Secretary                            1993      $      -            $       -                        -

- - ---------------

(1) Does not include $6,924 and $27,696 of corporate dividends paid by Tranex and Capital City to Mr. Miller in 1994 and 1993, respectively.

(2) Other annual compensation consists of $12,476 and $15,192 of payments made by the Company with respect to vehicles used by Mr. Miller in 1994 and 1993, respectively, and $1,591 and $2,726 of gasoline expenses in connection with the use of these vehicles in 1994 and 1993, respectively.

(3) Represents salary for the period from August 24, 1994 through the end of 1994.

OPTION GRANTS DURING FISCAL 1995


                                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                                        AT ASSUMED ANNUAL RATES
                                                                                                                   OF
                                                                                                        STOCK PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                                                  FOR OPTION TERM
                              ------------------------------------                                     --------------------------
                                NUMBER OF        PERCENT OF TOTAL
                                SECURITIES           OPTIONS
                                UNDERLYING          GRANTED TO         EXERCISE OR
                                 OPTIONS           EMPLOYEES IN         BASE PRICE      EXPIRATION
NAME                             GRANTED           FISCAL YEAR          PER SHARE          DATE               5%              10%
- - ----                            ---------         -------------        -----------        ------       ---------------------------
Mr. Miller.................       30,000              41.7%               $9.50        March 1, 2005     $179,235        $454,217
Mr. Kennedy................       25,000              12.5%               $9.50      March 1, 2005      $149,362         $378,514
Mr. Congdon................       25,000              12.5%               $9.50      March 1, 2005      $149,362         $378,514


AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1995 AND FISCAL YEAR-END OPTION VALUES


                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED
                                                     OPTIONS AT FISCAL YEAR-END
NAME                                                (EXERCISABLE/UNEXERCISEABLE)
                                                    ----------------------------
Mr. Miller                                                 0(E)/30,000(U)
Mr. Kennedy                                                0(E)/25,000(U)
Mr. Congdon                                                0(E)/25,000(U)

         No options were exercised in 1995.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee is composed of Mr. Agronin and Dr. Weber, neither of whom has ever (i) been an officer or employee of the Company or any of its subsidiaries or (ii) entered into a related-party transaction with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and is tailored to promote the long-term interests of the Company and its stockholders. The Company's executive officer compensation program in its last completed fiscal year was principally comprised of base salary and stock options. The Compensation Committee believes that the base salaries of its executive officers are somewhat below average and that its executive officers are primarily incentivized by their equity stakes in the Company. With this in mind, the Company's 1994 Incentive Stock Option Plan (the "Option Plan") was put in place in 1994 to provide additional long-term compensation to the Company's executive officers. The Compensation Committee believes that the mutuality of interest between the executive officers and the Company's stockholders is strengthened by increasing the executive officers' ownership of Common Stock through the Option Plan. The Compensation Committee granted 80,000 options to key management employees under the Option Plan in fiscal 1995.

         The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's Chief Executive officer and his recommendations regarding the other executive officers, In particular, the Compensation Committee considers several financial performance measures, including revenue growth and net income. However, the Compensation Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also considers achievements that, while difficult to quantify, are important to the Company's long-term success.

         Notwithstanding the foregoing, given the Company's growth plans salary levels for the Company's executive officers will no doubt be significantly influenced by the need to attract and retain additional management employees with high levels of expertise. In each case, consideration will be given both to personal factors, such as the individual's experience, responsibilities and work performance, and to external factors, such as salaries paid to similarly situated executive officers by comparable companies in the industry. Therefore, in the future it will be critical that the Company provide base salaries that are competitive in the vehicle and rental industry. With respect to the personal factors, the Compensation Committee makes salary decisions in an annual review based on the recommendations of the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The Chief Executive Officer views work performance as the single most important measurement factor.


                                            THE COMPENSATION COMMITTEE
                                            Ronald D. Agronin
                                            Dr. Stephen L. Weber

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index consisting of seven public companies whose principal business consists of vehicle finance and leasing. The performance graph assumes $100 was invested on April 18, 1994 and measures the return thereon through December 31, 1995.

                                       COMPARISON OF CUMULATIVE TOTAL RETURN




                             8/18/94      9/30/94     12/31/94      3/31/95     6/30/95        9/30/95         12/31/95
Team Rental Group, Inc.      $100         $124        $100          $ 87        $ 76           $105            $ 89
Peer Group                   $100         $ 97        $ 89          $ 99        $100           $103            $107
Nasdaq Composite Index       $100         $103        $102          $111        $127           $142            $144

The peer group includes the following companies: Amerco, National Auto Credit Inc., Oxford Resources Corp., Pacific International Services Corp., Phh Corp., Rollins Truck Leasing and Ryder System Inc. The Company is not included in the peer group because management believes that by excluding the Company, investors will have a more accurate view of the Company's performance relative to its peers.


                  PROPOSAL NO. 2 -- AMENDMENT TO THE AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION

         The Board has approved and recommends to the Stockholders for their approval a proposal to amend the Company's Certificate of Incorporation to delete Section EIGHTH. Section EIGHTH generally provides that in certain circumstances, a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Company may agree to a compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement. Such actions, if sanctioned by a court of competent jurisdiction, would be binding on all the creditors or class of creditors, and/or the stockholders or class of stockholders of the Company. The text of Section EIGHTH of the Certificate of Incorporation is set forth in Annex A to this Proxy Statement.

         In connection with the Company's acquisition of the Budget franchise for the Phoenix, Arizona area on February 27, 1996, the Company borrowed $7 million from NationsBank, N.A. (South). In connection with that acquisition, the Company agreed with NationsBank to delete Section EIGHTH. In addition, the Board of Directors believes that the failure to delete Section EIGHTH could materially impair its ability to raise capital in the future.

         The proposed amendment will be adopted upon receiving the affirmative vote of a majority of the combined voting power of the shares of Common Stock that is outstanding. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "AGAINST" adoption of the proposed amendment to the Amended and Restated Certificate of Incorporation.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.


             PROPOSAL NO. 3 -- PROPOSED AMENDMENT TO THE COMPANY'S
                       1994 INCENTIVE STOCK OPTION PLAN

         The Board has approved and recommends to the stockholders that they approve a proposal to amend the Company's 1994 Incentive Stock Option Plan (the "Plan") to (i) increase the number of shares of Common Stock available for grant under such plan from 260,000 to 760,000, an increase of 500,000 shares of Common Stock, (ii) provide that the committee that administers the Plan must be comprised of "outside directors" and that the option price for all options to be granted under the Plan may not be less than the fair market value of Common Stock on the day the option is granted in order to qualify the Plan for an exception to the $1,000,000 renumeration deduction limitation imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and (iii) permit the grant of options to purchase shares of Class B Common Stock. As of May 1, 1996, there were outstanding 204,600 options to purchase Common Stock under the Plan. Therefore, in the event that the proposed amendment is approved, 555,400 options would remain available for grant under the Plan. Messrs. Miller, Congdon and Kennedy abstained from voting with respect to the proposed amendment in light of their potential interests in the amendment to the Plan. The text of the proposed amendment to the Plan is set forth in Annex B to this Proxy Statement.

         The proposed amendment to the Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" adoption of the proposed amendment to the Plan. The Board has determined that the amendment to the Plan is in the best interests of the Company and its stockholders. The proposed amendment would provide additional shares for grant to employees of the Company. The Board believes that grants of stock options are an effective method to attract and retain employees and that the availability of shares for future grants under the Plan is important to the Company's business prospects and operations. Except for such amendment, if approved by holders of a majority of the shares present in person or represented by proxy at the annual meeting, the Plan will remain unchanged.

         The following description of the Plan, giving effect to the proposed amendment, is a summary and is qualified in its entirety by reference to the text of the Plan.

         Stock Subject To The Plan. The Plan provides for the issuance of either incentive stock options within the meaning of Section 422 of the Code (the "Incentive Options") or nonqualified stock options (intended not to qualify as incentive stock options) (the "Nonqualified Options" and collectively, with the Incentive Options, the "Options") to key employees of the Company. Upon amendment of the Plan, the maximum number of shares of Common Stock that may be made subject to options granted pursuant to the Plan is 760,000. Prior to amendment, the maximum number of shares of Common Stock that may be made subject to options granted pursuant to the Plan is 260,000.

         Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which has the authority to grant Options under the Plan and to determine the terms and conditions of all Options so granted. The Board of Directors has the right to amend or terminate the Plan in certain circumstances, provided that any amendment or modification must comply with applicable law, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the requirements under Section 162(m) of the Code.

         The Committee determines the key employees to whom Options are to be granted, the times at which Options are granted, the number of shares of Common Stock subject to each Option, whether each Option is an Incentive Option or a Nonqualified Option, the exercise price per share, and the maximum term of each Option; provided, however, that the maximum number of shares for which a recipient may be granted an Option in any three year period is 75,000. The Committee shall also have the power to interpret and construe the Plan and to determine the terms and provisions of each agreement evidencing an Option (an "Agreement") and to make all other determinations the Committee deems necessary or advisable in administering the Plan.

         Eligibility. Awards can be made to key employees (as determined by the Committee) of the Company or its subsidiaries. In making determinations under the Plan, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee deems relevant.

         Options. The purchase price per share of Common Stock under each Option is determined by the Committee and set forth in the applicable Agreement, but may not be less than the fair market value of the Common Stock on the day the Option is granted. Prior to amendment, in the case of a Nonqualified Option, the purchase price per share of Common Stock may not be less than 85% of the fair market value of the Common Stock on the day the Nonqualified Option is granted or, if greater, the book value of the Common Stock on that date. Fair market value is calculated as the last sales price reported for the Common Stock on the trading day immediately preceding the date of grant as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System. The term of each Option may be for such period as the Committee determines, but not more than 10 years from the date of grant. No Incentive Option can be granted to an employee who, at the time the Incentive Option is granted, owns, or is considered as owning within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary, unless at the time the Incentive Option is granted, the option price is at least 110% of such fair market value of the Common Stock subject to the Incentive Option and the Incentive Option by its terms is not exercisable after the expiration of 5 years from the date it is granted. Subsequent to the grant of an Option but before its expiration, the Committee may accelerate the exercise period in whole or in part (without reducing the term of such Option). No Option is exercisable before six months after it is granted or may be exercised as to fewer than 100 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option.

         Payment of the Option purchase price may be made (i) in cash; (ii) in whole shares of Common Stock currently owned by the holder; (iii) in a combination of cash and Common Stock; or (iv) upon delivery of a written exercise notice, including irrevocable instructions to the Company to deliver the stock certificates directly to a broker named in the notice that has agreed to participate in a "cashless" exercise on behalf or the optionee.

         Termination of Employment. If the optionee ceases to be an employee of the Company in certain circumstances, the optionee may, at any time within a period of 90 days following the date of such termination, exercise such Option to the extent that the Option was exercisable on the date the optionee ceased to be an employee. If the optionee ceases to be an employee by reason of retirement under the Company's retirement plan then the optionee may, at any time within a period of 90 days following the date of such termination, exercise each Option held by the optionee on such date to the full extent of the Option.

         If the optionee's employment terminates by reason of death or permanent and total disability, each outstanding Option granted to such employee under the Plan will become immediately exercisable in full in respect of the aggregate number of shares covered thereby for a period of one year following the date of the optionee's death or disability.

         If the optionee ceases to be an employee for any other reason, each Option immediately terminates and may not be exercised thereafter.

         Additional Provisions. In the event of a stock split, stock dividend, stock combination, recapitalization, merger, consolidation or other similar transaction which affects the character or amount of the outstanding Common Stock, the purchase price of each Option will be equitably adjusted. The number of shares subject to such Option, and the number of shares for which Options may be granted under the Plan, also shall be appropriately adjusted.

         The aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an employee exceeds the aforementioned $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated a Nonqualified Option pursuant to Code Section 422(d)(1). In the event that an employee is eligible to participate in any other stock option plan of the Company or a subsidiary which is also intended to comply with the provisions of Code Section 422, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.

         Change in Control. All outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to the Plan become immediately exercisable in full upon the occurrence of (i) the sale by the Company of all or substantially all of its assets, or all or substantially all of the assets of its subsidiaries, taken as a whole; (ii) an election of new directors if immediately following such election a majority of the Directors consists of persons who were not nominated by the Board or nominating committee thereof to stand for election as Directors in such election; or (iii) (a) the sale of 50% or more of the outstanding shares of Common Stock of the Company in a single transaction or related series of transactions; (b) the consummation of a tender offer (by a party other than the Company) for more than 50% of the outstanding shares of Common Stock of the Company; or (c) subject to the provision described below, the consummation of a merger or consolidation involving the Company (provided that in (a) through (c) immediately following such event, a majority of the directors consists of persons who were not directors immediately prior to the date of such event). In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee, in its discretion, may vote to negate and give no effect to the acceleration of the Options, provided that the executed agreement of merger or consolidation provides that the optionee will receive the same merger consideration as the optionee would have received had the Options been accelerated and exercised in full prior to the merger or consolidation.

         The Plan is not subject to any of the requirements of ERISA. The Plan is not, nor is it intended to be, "qualified" under Section 401(a) of the Code.

Certain Federal Income Tax Consequences

         The rules concerning the federal income tax consequences with respect to Options granted and to be granted pursuant to the Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. The following discussion does not set forth (i) any federal tax consequences other than income or (ii) any state or local tax consequences that may be applicable.

         Incentive Options. In general, an employee will not recognize taxable income upon either the grant or the exercise of an Incentive Option and the Company will not have an income tax deduction at either such time. If the employee does not sell the Common Stock received pursuant to the exercise of the Incentive Option within either (i) two years after the date of the grant of the Incentive Option or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the employee and will not result in a tax deduction to the Company.

         If the employee disposes of the Common Stock acquired upon exercise of the Incentive Option within either of the above mentioned time periods, the employee generally will recognize as ordinary income an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the option price, or (ii) the amount realized upon disposition over the option price. In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed as short-term or long-term capital gain (depending on the applicable holding period).

         In addition, (i) officers and directors of the Company subject to
Section 16(b) of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their Incentive Options, (ii) any entitlement to an income tax deduction on the part of the Company is subject to applicable federal tax rules, (iii) the exercise of an Incentive Option may have implications in the computation of alternative minimum taxable income, (iv) in the event that the exercisability or vesting of any Option is accelerated because of a change of control, compensation relating to the Option (or a portion thereof), either alone or together with certain other compensation, may constitute parachute payments under Section 280G of the Code, pursuant to which the Company is disallowed any income tax deduction for "excess" parachute payments, and in connection with which an employee receiving excess parachute payments may be subject to an excise tax under Code Section 4999, and (v) special rules apply to an employee who exercises an Incentive Option by paying the option price, in whole or in part, by transfer of shares of Common Stock to the Company.

         Nonqualified Options. An employee will not recognize any taxable income upon the grant of a Nonqualified Option and the Company will not receive an income tax deduction at the time of such grant, unless such Option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Nonqualified Option, the employee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the employee, the employee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company generally will be allowed a deduction equal to the amount recognized by the employee as ordinary income.

         In addition, (i) officers and directors of the Company subject to
Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their Nonqualified Options, (ii) any entitlement to an income tax deduction on the part of the Company is subject to applicable federal tax rules, (iii) in the event that the exercisability or vesting of any Option is accelerated because of a change of control, compensation relating to the Option (or a portion thereof), either alone or together with certain other compensation, may constitute parachute payments under Section 280G of the Code, pursuant to which the Company is disallowed any income tax deduction for excess parachute payments, and in connection with which an employee receiving excess parachute payments may be subject to an excise tax under Code Section 4999, and (iv) special rules apply to an employee who exercises a Nonqualified Option by paying the option price, in whole or in part, by the transfer of shares of Common Stock to the Company.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN.


                             INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP as auditors of the Company for fiscal 1996. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the Directors will appoint other independent auditors to serve for the remainder of the year. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


                         COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. For fiscal year 1995, Messrs. Mirkin and Liker each filed one report late to each report two transactions.

All reportable transactions for all directors and officers are now properly reflected in their most recent filings under Section 16(a) of the Exchange Act.

                              EXECUTIVE OFFICERS

         The following table sets forth information as of April 30, 1996 with respect to each person who is an executive officer or key employee of the Company.


NAME                    AGE         POSITIONS WITH THE COMPANY
Sanford Miller          43          Chairman of the Board of Directors,
                                       Chief Executive Officer and Director

John P. Kennedy         51          President, Chief Operating Officer
                                       and Director

Jeffrey D. Congdon      53          Chief Financial Officer and Director

Donald J. Norwalk       31          Vice President and Treasurer
Scott Tiemann           37          Vice President and Corporate Controller
Jeffrey D. Widholm      32          Vice President--Corporate Development

         For descriptions of Messrs. Miller, Congdon and Kennedy's business experience, see "Election of Directors."

         Donald J. Norwalk has been Vice President and Treasurer of the Company since July 1994. From January 1994 until July 1994, he was the SEC Reporting and Compliance Officer for FFLC Bancorp, Inc., a bank holding company. From January 1989 to January 1994, he was an auditor for Deloitte & Touche serving clients primarily in the financial, manufacturing and real estate industries.

         Scott Tiemann has been Vice President and Controller of the Company since July 1994. From March 1992 until July 1994, he was employed by BRAC as the Business Manager for Freedom River. From November 1989 until March 1992, he was a city controller for BRAC.

         Jeffrey D. Widholm has been Vice President of Corporate Development of the Company since August 1995. From January 1987 until August 1995, he was a corporate banking officer for Bank One, Indianapolis, N.A., where he was responsible for a loan portfolio of middle market and large corporate clients.

                         ANNUAL REPORT TO STOCKHOLDERS

         The Company's 1995 Annual Report to Stockholders is being furnished with this proxy to stockholders of record as of April 17, 1996.


                                 OTHER MATTERS

         The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. If any other matters should be presented for proper action, it is the intention of the persons named in the Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.


                           PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's executive offices on or before December 30, 1996, for inclusion in the Company's Proxy Statement and form of Proxy with respect to such meeting.

                             By Order of the Board of Directors,



                             SANFORD MILLER,
                             Chairman of the Board and Chief Executive Officer

         IT IS IMPORTANT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY WRITING TO: DONALD J. NORWALK, TREASURER, TEAM RENTAL GROUP, INC., 125 BASIN STREET, DAYTONA BEACH, FLORIDA 32114.

                                                                     ANNEX A

                    TEXT OF SECTION EIGHTH OF THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


         EIGHTH: Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                                                      ANNEX B


                              FIRST AMENDMENT TO
                            TEAM RENTAL GROUP, INC.
                       1994 INCENTIVE STOCK OPTION PLAN

         THIS FIRST AMENDMENT is effective the ___ day of June, 1996, and is made by TEAM RENTAL GROUP, INC. a corporation organized and doing business under the laws of the State of Delaware (the "Company").

                             W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Team Rental Group, Inc. 1994 Incentive Stock Option Plan (the "Plan");

         WHEREAS, the disinterested members of the Board of Directors of the Company and the stockholders of the Company have approved an increase in the number of shares available for grant pursuant to the Plan from 260,000 to 760,000; and

         WHEREAS, the disinterested members of the Board of Directors of the Company and the stockholders of the Company have approved appropriate amendments to the Plan to qualify the Plan for the qualified performance-based compensation exception to the remuneration deduction limitation imposed under
Section 162(m) of the Internal Revenue Code.

         NOW THEREFORE, the Plan is hereby amended as follows:

                                      1.

         Section 2(4) of the Plan is hereby amended by deleting Section 2(4) of such Plan in its entirety, and replacing it with the following:

         "(4) Common Stock means the Class A common stock, par value $.01 per share, and the Class B common stock, par value $.01 per share, of the Company."

                                      2.

         Section 4 of the Plan is hereby amended by deleting Section 4 of such Plan in its entirety, and replacing it with the following:

         "4. Stock Subject to Plan. The maximum aggregate number of shares of Common Stock that may be made subject to Options granted hereunder is 760,000 shares, which number shall be adjusted in accordance with Section 9 in the event of any change in the Company's capital structure. Shares of Common Stock issued to the Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares may again be the subject of an Option under the Plan."

                                      3.

         Section 5 of the Plan is hereby amended by deleting the first sentence of such section, and replacing it with the following: "The Plan shall be administered by a Committee appointed by the Board consisting of not fewer than two individuals who are Directors, who are not Employees and who are Disinterested Persons and "outside directors" within the meaning of Code
Section 162(m)."

                                      4.

         Section 7(1) of the Plan is hereby amended by deleting the first sentence of such section, and replacing it with the following:

         "Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, the purchase price per share of Common Stock payable upon the exercise of each Option granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the fair market value of the Common Stock on the day the Option is granted."

                                      5.

                  Except as specifically amended by this First Amendment, the Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                                            TEAM RENTAL GROUP, INC.


                                            By:__________________________

                                            Title:________________________

ATTEST:

By:______________________

Title:____________________

         [Corporate Seal]

                            TEAM RENTAL GROUP, INC.

                                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               ON JUNE 18, 1996

      The undersigned hereby appoints Sanford Miller and John Kennedy and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of Team Rental Group, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, June 18, 1996, at 1:00 p.m., local time, at Team Rental of Dayton, Inc.'s Administrative Headquarters, Dayton International Airport, Dayton, Ohio, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

Proposal 1 -- Election of the following nominees as Directors:


     FOR all nominees listed                WITHHOLD           Sanford Miller, John P. Kennedy, Jeffrey D.
     (except as marked below                AUTHORITY          Congdon, Ronald D. Agronin, Stephen L.
        to the contrary)                 to vote for all       Weber, James F. Calvano, Jeffrey R. Mirkin,
                                         nominees listed       Alan D. Liker.
                                             herein
               [ ]                             [ ]
                                                               (Instruction: To withhold authority to vote
                                                               for any individual nominee, write that
                                                               nominee's name in the space provided
                                                               below)

                                                               --------------------------------------------

                                                               --------------------------------------------



Proposal 2 --  Approval of an Amendment to the Company's Amended and
               Restated Certificate of Incorporation.

         FOR     AGAINST            ABSTAIN
         [ ]       [ ]                [ ]

Proposal 3  --    Approval of an amendment to the Company's 1994 Incentive
                  Stock Option Plan.

         FOR     AGAINST            ABSTAIN
         [ ]       [ ]                [ ]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                              Date: ________________________________  , 1996


                              ________________________________________________

                              _______________________________________________

                              Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer and, if a partnership, please sign in partnership name by an authorized person.



PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JUNE 18, 1996. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.